Underwriting Agreement between Smith Breeden Series Fund, Smith
Breeden Associates, Inc. and FPS Broker Services, Inc.

                     Underwriting Agreement
     This Agreement, dated as of the 1st day of August, 1997, made by and between Smith Breeden Series Fund a Massachusetts business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); Smith Breeden Associates, Inc. (Smith Breeden), a registered investment advisor duly organized and existing as a corporation under the laws of the state of Kansas; and FPS Broker Services, Inc. ("FPSB"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").
                        Witnesseth That:
     WHEREAS, the Trust is authorized by its Declaration of Trust to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "C" attached hereto, and which Schedule "C" may be amended from time to time by mutual agreement among the Parties; and
     WHEREAS, Smith Breeden has been appointed investment adviser to the Trust; and
     WHEREAS, FPSB is a broker-dealer registered with the U.S. Securities and Exchange Commission and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and
     WHEREAS, the Parties are desirous of entering into an agreement providing for the distribution by FPSB of the shares of the Trust (the "Shares").
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment.
     The Trust hereby appoints FPSB as its principal agent for the distribution of the Shares in the fifty United States of America, the District of Columbia and Commonwealth of Puerto Rico, and FPS hereby accepts such appointment under the terms of this Agreement. The Trust agrees that it will not sell any shares to any person except to fill orders for the shares received through FPSB; provided, however, that the foregoing exclusive right shall not apply: (a) to shares issued or sold in connection with the merger or consolidation of any other investment company with the Trust or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Trust; (b) to shares which may be offered by the Trust to its stockholders for reinvestment of cash distributed from capital gains or net investment income of the Trust; or (c) to shares which may be issued to shareholders of other funds who exercise any exchange

1
     privilege set forth in the Trust=s Prospectus. Notwithstanding any other provision hereof, the Trust may terminate, suspend, or withdraw the offering of the Shares whenever, in their sole discretion, they deem such action to be desirable.

2.   Sale and Repurchase of Shares.
     (a)  FPSB  is  hereby granted the right, as  agent  for  the
          Trust,  to  sell  Shares to the public  against  orders
          received at the public offering price as defined in the
          Trust=s   Prospectus   and  Statement   of   Additional
          Information.
     (b)  FPSB  will also have the right to take,  as  agent
          for  the  Trust,  all  actions  which,  in  FPSB's
          judgement,  and subject to the Trust's  reasonable
          approval,  are necessary to carry into effect  the
          distribution of the Shares.
     (c)  FPSB will act as agent for the Trust in connection with the  repurchase of Shares by the Trust upon  the  terms
          set forth in the Trust=s Prospectus and Statement of Additional Information.
     (d)  The  net  asset  value  of  the  Shares  shall  be
          determined  in  the manner provided  in  the  then
          current  Prospectus  and Statement  of  Additional
          Information  relating  to  the  Shares,  and  when
          determined shall be applicable to all transactions
          as  provided  in the Prospectus.   The  net  asset
          value of the Shares shall be calculated by the Trust or by another entity on behalf of the Trust.
          FPSB shall have no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.
     (e) On every sale, FPSB shall promptly pay to the Trust the applicable net asset value of the Shares.
     (f) Upon receipt of purchase instructions, FPSB will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.
     (g) Nothing in this Agreement shall prevent FPSB or any affiliated person (as defined in the Act) of FPSB from acting as underwriter for any other person, firm or corporation (including other investment companies), or in any way limit or restrict FPSB or such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that FPSB expressly agrees that it will not for its own account purchase any Shares of the Trust except for investment purposes, and that it will not for its own account dispose of any such Shares except by redemption of such Shares with the Trust, and that it will not undertake in any activities which, in its judgement, will adversely affect the performance of its obligations to the Trust under this Agreement.

3.   Rules of Sale of Shares.
     FPSB does not agree to sell any specific number of Shares and serves only in the capacity of Statutory Underwriter. The Trust reserves the right to terminate, suspend or withdraw the sale of its Shares for any reason deemed adequate by it, and the Trust reserves the right to refuse at any time or times to sell any of its Shares to any person

2
     for any reason deemed adequate by it.

4.   Rules of NASD, etc.
     (a)  FPSB will conform to the Conduct Rules of the NASD  and the  securities laws of any jurisdiction  in  which  it
          directly or indirectly sells any Shares.
     (b) FPSB will require each dealer with whom FPSB has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and FPSB shall not cause the Trust to withhold the placing of purchase orders so as to make a profit thereby.
     (c) The Trust and Smith Breeden agree to furnish to FPSB sufficient copies of any and all: agreements, plans, communications with the public or other materials which the Trust or Smith Breeden intend to use in connection with any sales of Shares, in adequate time for FPSB to file and clear such materials with the proper authorities before they are put in use. FPSB and the Trust or Smith Breeden may agree that any such material does not need to be filed subsequent to distribution.
          In addition, the Trust and Smith Breeden agree not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by FPSB.
     (d)  FPSB,  at its own expense, will qualify as a dealer  or broker,  or  otherwise, under all applicable  state  or
          federal laws required in order that the Shares  may  be
          sold  in such states as may be mutually agreed upon  by
          the Parties.
     (e)  FPSB  shall  remain registered with the U.S. Securities and Exchange Commission and a member of the National Association of Securities Dealers for the term of this Agreement.
     (f)  FPSB  shall  not,  in  connection  with  any  sale   or
          solicitation of a sale of the Shares, make or authorize
          any  representative,  service organization,  broker  or
          dealer  to  make  any  representations  concerning  the
          Shares,   except  those  contained  in  the  Prospectus
          offering  the  Shares  and in communications  with  the
          public   or  sales  materials  approved  by   FPSB   as
          information supplemental to such Prospectus. Copies of the Prospectus will be supplied by the Trust or Smith
          Breeden to FPSB in reasonable quantities upon request.
     (g) FPSB shall only be authorized to make representations in respect of the Trust consistent with the then current Prospectus, Statement of Additional Information, and other written information provided by the Trust or its agents to be used explicitly with respect to the sale of Shares.

5.   Records to be Supplied by the Trust.
     The Trust shall furnish to FPSB copies of all information, financial statements and other papers which FPSB may reasonably request for use in connection with the underwriting of the Shares including, but not limited to, one certified copy of all financial statements prepared for the Trust by its independent public accountants.

6.   Expenses.
     (a)  The Trust will bear the following expenses:
          (i) preparation, setting in type, and printing of sufficient copies of the Prospectus and Statement

3
               of  Additional  Information  for  distribution  to
               shareholders,  and  the cost  of  distribution  of
               same to the shareholders;
          (ii) preparation, printing and distribution of  reports
               and other communications to shareholders;
          (iii)registration  of  the  Shares  under  the  federal
               securities laws;
          (iv) qualification of the Shares for sale in the jurisdictions as directed by the Trust;
          (v)  maintaining facilities for the issue and  transfer
               of the Shares;
          (vi) supplying  information, prices and other  data  to
               be  furnished  by the Trust under this  Agreement;
               and
          (vii)any   original  issue  taxes  or  transfer   taxes
               applicable to the sale or delivery of the Shares or certificates therefor.
     (b) Smith Breeden will pay all other expenses incident to the sale and distribution of the Shares sold hereunder.
     (d) FPSB agrees to pay all of its own expenses in performing its obligations hereunder.

7.   Term and Compensation.
     (a) The term of this Agreement shall commence on the date on hereinabove first written (the "Effective Date").
     (b) This Agreement shall remain in effect for one (1) year from the Effective Date. This Agreement shall continue thereafter for periods not exceeding one (1) year, if approved at least annually (i) by a vote of a majority of the outstanding voting securities of each Series; or
          (ii) by a vote of a majority of the Trustees of the Trust who are not parties to this Agreement (other than as Trustees of the Trust) or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.
     (c) Fees payable to FPSB shall be paid by Smith Breeden as set forth in Schedule "B" attached and shall be fixed for the one (1) year period commencing on the Effective
          Date of this Agreement. Thereafter, the fee schedule will be subject to annual review and adjustment.
     (d) This Agreement (i) may be terminated at any time without the payment of any penalty, either by a vote of the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of each Series with respect to such Series, on sixty (60) days' written notice to FPSB; and (ii) may be terminated by FPSB on sixty (60) days' written notice to the Trust with respect to any Series.
     (e) This Agreement shall automatically terminate in the event of its assignment, as defined in the Investment Company Act of 1940.

8.   Indemnification of FPSB by Smith Breeden and the Trust.
     FPSB is responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others caused by it, its agents or employees. Notwithstanding the above. Smith Breeden and the Trust will indemnify and hold FPSB harmless for the actions of Smith Breeden's employees registered with the NASD as registered representatives of

4
     FPSB, and Smith Breeden hereby undertakes to maintain compliance with all NASD and U.S. Securities and Exchange
     Commission rules and regulations concerning any activities of such employees.

9.   Liability of FPSB.
     (a) FPSB, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of FPSB's obligations pursuant to Section 4 of this Agreement (Rules of NASD), a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of FPSB in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement. FPSB agrees to indemnify and hold harmless the Trust and each person who has been, is, or may hereafter be a Trustee, officer, or employee of the Trust against expenses reasonably incurred by any of them in connection with any claim or in connection with any action, suit, or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of any misrepresentation or omission to state a material fact, or out of any alleged misrepresentation or omission to state a material fact, on the part of FPSB or any agent or employee of FPSB or any other person for whose acts
          FPSB is responsible or is alleged to be responsible unless such misrepresentation or omission was made in reliance upon written information furnished to FPSB by the Trust. FPSB also agrees to indemnify and hold harmless the Trust and each such person in connection with any claim or in connection with any action, suit, or proceeding which arises out of or is alleged to arise out of FPSB=s failure to exercise reasonable care and diligence with respect to its services rendered in connection with the purchase and sale of Shares. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or any such person shall be entitled to as a matter of law.
     (b) The Trust agrees to indemnify and hold harmless FPSB against any and all liability, loss, damages, costs or expenses (including reasonable counsel fees) which FPSB may incur or be required to pay hereafter, in connection with any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which FPSB may be involved as a party or otherwise or with which FPSB may be threatened, by reason of the offer or sale of the Trust=s Shares by persons other than FPSB or its representatives, prior to the execution of this Agreement. If a claim is made against FPSB as to which FPSB may seek indemnity under this Section, FPSB shall notify the Trust promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the
5
          Trust promptly of any action commenced against FPSB within 10 days time after FPSB shall have been served with a summons or other legal process, giving information as to the nature and basis of the claim. Failure to notify the Trust shall not, however, relieve the Trust from any liability which it may have on account of the indemnity under this Section 9(b) if the Trust has not been prejudiced in any material respect by such failure. The Trust shall have the sole right to control the settlement of any such action, suit or proceeding subject to FPSB's approval, which shall not be unreasonably withheld. FPSB shall have the right to participate in the defense of an action or proceeding and to retain its own counsel, and the reasonable fees and expenses of such counsel shall be borne by the Trust (which shall pay such fees, costs and expenses at least quarterly) if:
               (i) FPSB   has  received  an  opinion  of  counsel
                    stating that the use of counsel chosen by the
                    Trust  to  represent FPSB would present  such
                    counsel with a conflict of interest;
               (ii)      the  defendants in, or targets  of,  any
                    such  action or proceeding include both  FPSB
                    and  the  Trust,  and legal counsel  to  FPSB
                    shall  have  reasonably concluded that  there
                    are  legal defenses available to it which are
                    different   from  or  additional   to   those
                    available  to  the  Trust  or  which  may  be
                    adverse  to  or  inconsistent  with  defenses
                    available  to  the Trust (in which  case  the
                    Trust shall not have the right to direct  the
                    defense of such action on behalf of FPSB); or
               (iii)     the Trust shall authorize FPSB to employ
                    separate counsel at the expense of the Trust.
     (c) Any person, even though also a director, officer, employee, shareholder or agent of FPSB, who may be or become an officer, director, Trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with FPSB's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent, or one under the control or direction of FPSB even though receiving a salary from FPSB.
     (d) The Trust agrees to indemnify and hold harmless FPSB, and each person who controls FPSB within the meaning of
          Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigative, legal and other expenses incurred in connection therewith) to which they, or any of them, may become subject under the Act, the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of

6
          or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Prospectus, Statement of Additional Information, supplement thereto, sales literature (or other written information) prepared by the Trust and furnished by the Trust to FPSB for FPSB's use hereunder, disseminated by the Trust or which arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.
          Such indemnity shall not, however, inure to the benefit of FPSB (or any person controlling FPSB) on account of any losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arising from the sale of the Shares of the Trust to any person by
          FPSB (i) if such untrue statement or omission or alleged untrue statement or omission was made in the Prospectus, Statement of Additional Information, or supplement, sales or other literature, in reliance upon and in conformity with information furnished in writing to the Trust by FPSB specifically for use therein or
          (ii) if such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission found in any Prospectus, Statement of Additional Information, supplement, sales or other literature, subsequently corrected, but negligently distributed by FPSB and a copy of the corrected Prospectus was not delivered to such person at or before the confirmation of the sale to such person.
     (e) FPSB shall not be responsible for any damages, consequential or otherwise, which Smith Breeden or the Trust may experience, due to the disruption of the distribution of Shares caused by any action or inaction of any registered representative or affiliate of FPSB or of FPSB itself.

10.  Amendments.
     No provision of this Agreement may be amended or modified in
     any   manner  whatsoever,  except  by  a  written  agreement
     properly authorized and executed by the Parties.

11.  Section Headings.
     Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

12.  Reports.
     FPSB shall prepare reports for the Board of Trustees of the Trust, on a quarterly basis, showing such information as, from time to time, shall be reasonably requested by the Board.

13.  Severability.
     If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the Parties shall be construed and enforced

7
     as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid provided that the basic agreement is not thereby substantially impaired.


14.  Governing Law.
     This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the exclusive venue of any action arising under this Agreement shall be Montgomery
     County, Commonwealth of Pennsylvania.

15.  Authority to Execute
     The Parties represent and warrant to each other that the execution and delivery of this Agreement by the undersigned officer of each Party has been duly and validly authorized; and, when duly executed, this Agreement will constitute a valid and legally binding and enforceable obligation of each Party.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of ten type written pages, together with Schedule "A", Schedule "B", and Schedule "C", to be signed by their duly authorized officers, as of the day and year first above written.

Smith Breeden Associates, Inc.               FPS Broker Services,
Inc.


By: Marianthe S. Mewkill                By: Kenneth J. Kempf
  Chief Financial Officer                          President

Smith Breeden Series Fund


By: Marianthe S. Mewkill
  Vice President

8
                                                     Schedule "A"

                  Underwriter/Sponsor Services
                              for
                   Smith Breeden Series Fund


I.   Underwriter/Sponsor services include:

  A)     Preparation and execution of Underwriter and 12b-1 Plan
          Agreements
          ! Monitoring accruals
          ! Monitoring expenses
          ! Disbursements for expenses and trail commissions

  B)     Quarterly 12b-1 Reports to Board of Trustees

  C) Literature review, recommendations and submission to the NASD

  D)     Initial NASD Licensing and Transfers of Registered
          Representatives

          ! U-4 Form and Fingerprint Submission to NASD
          ! Supplying Series 6 and 63 written study material
          ! Registration for Exam Preparation classes
          ! Renewals and Terminations of Representatives

  E) Written supervisory procedures and manuals for Registered Representatives

  F) Ongoing compliance updates for Representatives regarding sales practices, written correspondence and other communications with the public.

  G)NASD Continuing Education Requirement

9
                                                     Schedule "B"

                 Statutory Underwriter Schedule
                              for
                   Smith Breeden Series fund

This Fee Schedule is fixed for a period of one (1) year from the Effective Date as that term is defined in the Agreement.

I.        Statutory Underwriter Services

  A)  The Trust agrees to pay FPS Broker Services, Inc. (FPSB)
  $15,000 for the services performed under this Agreement.

  B)  FPSB agrees register certain employees of Smith Breeden
  Associates, Inc., as its representatives follows:

          Up to 10 States:    $2,000 per Representative per Year
          All 50 States:      $4,000 per Representative per Year
                                                     Schedule "C"

                    Identification of Series


Below are listed the Series and Classes of Shares to which services under this Agreement are to be performed as of the Effective Date of this Agreement:

                  ASmith Breeden Series Fund@

     1.  Smith Breeden Short Duration U.S. Government Fund
  2.  Smith Breeden Intermediate Duration U.S. Government Fund


This Schedule "C" may be amended from time to time by agreement of the Parties.

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